Exhibit 10.1

TWELFTH AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT

This TWELFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated effective as of July 16, 2021 (the “Twelfth Amendment Effective Date”), is among MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as borrower (the “Borrower”), MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “MLP”), the other Loan Parties party hereto, the Lenders (as defined below) party hereto, and ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders and as an L/C Issuer and a Lender.

WHEREAS, the Borrower, the MLP, the Administrative Agent, and the lenders party thereto (the “Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of July 12, 2013, that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 5, 2014, that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of June 27, 2014, that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of June 23, 2015, that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of April 27, 2016, that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of February 21, 2018, that certain Seventh Amendment to Third Amended and Restated Credit Agreement dated as of July 24, 2018, that certain Eighth Amendment to Third Amended and Restated Credit Agreement dated as of April 16, 2019, that certain Ninth Amendment to Third Amended and Restated Credit Agreement dated as of July 18, 2019, that certain Eleventh Amendment to Third Amended and Restated Credit Agreement dated as of July 8, 2020, and as may be further renewed, extended, amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement to (a) decrease the Aggregate Committed Sum from $300,000,000 to $275,000,000, (b) amend certain of the financial covenants set forth therein and (c) reflect the other changes set forth below; and

WHEREAS, the Administrative Agent and the Lenders party hereto have agreed to such request, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.     Definitions. Unless otherwise defined in this Amendment, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by this Amendment). The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

Section 2.     Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Twelfth Amendment Effective Date in the manner provided in this Section 2.

(a)    Amended and Restated Definition. The following definition contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Aggregate Committed Sum” means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Facility (as the same may have been increased, reduced or canceled as provided in the Loan Documents). The Aggregate Committed Sum on the Twelfth Amendment Effective Date is $275,000,000.00.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Intercreditor Agreement, each Note, the Master Consent to Assignment, each of the

Collateral Documents, the Agent/Arranger Fee Letters, the Engagement Letter, each Committed Loan Notice, each Compliance Certificate, the Guaranties, each Letter of Credit Application and each other agreement, document or instrument executed and delivered by a Loan Party from time to time in connection with this Agreement and the Notes.

(b)    Amended Definition. The definition of “Interest Period” contained in Section 1.01 of the Credit Agreement shall be amended by deleting the reference contained therein to “two (2),”.

(c)    New Definition. Section 1.01 of the Credit Agreement and the list of defined terms set forth therein shall be amended to add the following definition to such Section and the list of defined terms set forth therein in appropriate alphanumeric order to read in full as follows:

“Erroneous Payment” has the meaning assigned to it in Section 9.12(a).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in     Section 9.12(d).

“Payment Notice” has the meaning assigned to it in Section 9.12(a).

“Payment Recipient” has the meaning assigned to it in Section 9.12(a).

“Twelfth Amendment” means that certain Twelfth Amendment to Third Amended and Restated Credit Agreement dated as of July 16, 2021, by and among the Borrower, the MLP, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Twelfth Amendment Effective Date” means July 16, 2021.

(d)    Deleted Definition. The definition of “Acquisition Step-up Election” contained in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(e)    Amendment to Section 2.04 of the Credit Agreement. The fourth sentence of Section 2.04 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Once reduced in accordance with this Section 2.04, the Aggregate Committed Sum may not be increased.

(f)    Amendment to Section 2.14 of the Credit Agreement. Section 2.14 of the Credit Agreement is hereby replaced in its entirety with “[Reserved].”

(g)    Amendments to Section 7.14 of the Credit Agreement. Section 7.14 of the Credit Agreement shall be amended as follows:

(i)    Section 7.14(a) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than:

(i) with respect to the fiscal quarter ending in June of 2021,
1.75 to 1.00;

(ii) with respect to the fiscal quarter ending in September of
2021, 1.60 to 1.00;

(iii) with respect to the fiscal quarter ending in December of
2021, 1.75 to 1.00;

(iv) with respect to the fiscal quarters ending in March and
June of 2022, 1.85 to 1.00; and

(v) with respect to each fiscal quarter ending thereafter, 2.00 to
1.00.

(ii)    Section 7.14(b) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(b) Total Leverage Ratio. Permit the Total Leverage Ratio as of the
end of any fiscal quarter to be greater than:

(i) with respect to the fiscal quarters ending in June and
September of 2021, 5.75 to 1.00;

(ii) with respect to the fiscal quarter ending in December of
2021, 5.25 to 1.00; and

(iii) with respect to each fiscal quarter ending thereafter, 5.00 to 1.00.

(iii)    Section 7.14(c) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(c) First Lien Leverage Ratio. Permit the First Lien Leverage Ratio as
of the end of any fiscal quarter to be greater than:

(i) with respect to each fiscal quarter ending in the calendar year of 2021, 2.25 to 1.00;

(ii) with respect to each fiscal quarter ending in the calendar year of 2022, 1.75 to 1.00; and

(iii) with respect to each fiscal quarter ending thereafter, 1.50 to 1.00.

(h)     Amendment to Article IX of the Credit Agreement. Article IX of the Credit Agreement shall be amended to add a new Section 9.12 thereto in numerical order to read in full as follows:
Section 9.12. Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole reasonable discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent, in same day funds (in the currency so received), the amount of any such Erroneous Payment (or portion thereof), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect. To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (the “Payment Notice”), or (y) that was not preceded or accompanied by a Payment Notice sent by the Administrative Agent (or any of its Affiliates), then, said Payment Recipient shall be on notice, in each case, that an error has been made with respect to such Erroneous Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with prevailing banking industry rules on interbank compensation from time to time in effect.

(c) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under any of the immediately preceding clauses (a) or (b) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent (such unrecovered amount, an “Erroneous Payment Return Deficiency”), the Borrower and each other Loan Party hereby agrees that (x) the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount (including, without limitation, the right to sell and assign the Loans (or any portion thereof), which were subject to the Erroneous Payment Return Deficiency) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. For the avoidance of doubt, no assignment of an Erroneous Payment Deficiency will reduce the Commitments of any Payment Recipient and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to the assignment of an Erroneous Payment Deficiency, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e) Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(i)    Replacement of Schedule 2.01 to the Credit Agreement. Schedule 2.01 to the Credit Agreement shall be replaced in its entirety with Annex I attached hereto, which reflects, as of the Twelfth Amendment Effective Date, the Lenders, the Pro Rata Share and the Committed Sum of each Lender. To the extent the foregoing reduction in the Committed Sum of any Lender results in the Outstanding Amount of such Lender’s Committed Loans and L/C Obligations exceeding such Lender’s Committed Sum, the Borrower shall prepay such excess in the same manner contemplated by Section 2.03(c) of the Credit Agreement.

(j)    Replacement of Exhibit A-1, Exhibit A-2 and Exhibit C to the Credit Agreement. Exhibit A-1, Exhibit A-2 and Exhibit C to the Credit Agreement shall be replaced with a revised form of Committed Loan Notice, Conversion/Continuation Notice and Compliance Certificate, respectively, in each case reasonably acceptable to the Administrative Agent and the Borrower reflecting changes to the Credit Agreement becoming effective on the Twelfth Amendment Effective Date.

Section 3.    Conditions of Effectiveness.

(a)    The Amendments contained in Section 2 above shall not be effective until the date each of the following conditions precedent has been satisfied:

(i)    the Administrative Agent has received a counterpart of this Amendment (which may be by telecopy or other electronic transmission) executed by the Borrower, the MLP, the other Loan Parties, the Administrative Agent, and the Required Lenders;

(ii)    the Administrative Agent has received a certificate signed by a Responsible Officer of the Borrower certifying that (A) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of such date (unless such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (B) no Default or Event of Default has occurred and is continuing under the Credit Agreement as of such date (after giving effect to this Amendment), (C) since March 31, 2021, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect, (D) there is no litigation, investigation or proceeding known to and affecting the Borrower or any affiliate for which the Borrower is required to give notice under the Credit Agreement and as to which notice has not been given, and (E) no action, suit, investigation or proceeding is pending or, to the knowledge of such officer, threatened in any court or before any arbitrator or Governmental Authority by or against the Borrower, any Guarantor, the MLP’s general partner, or any of their respective properties that could reasonably be expected to have a Material Adverse Effect; and

(iii)    the Borrower has paid (A) an amendment fee to the Administrative Agent (for the benefit of each Lender party hereto) in an aggregate amount equal to 0.10% of each such Lender’s Commitment as of the Twelfth Amendment Effective Date (after giving effect to this Amendment) and (B) the Administrative Agent’s reasonable legal fees and expenses to the extent invoiced at least one (1) Business Day prior to the Twelfth Amendment Effective Date.

The Administrative Agent agrees that it will, upon the satisfaction of the conditions contained in this Section 3, promptly provide notice to the Borrower and the Lenders of the occurrence of the Twelfth Amendment Effective Date.

Section 4.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and to each Lender that:

(a)    This Amendment, the Credit Agreement as amended hereby, and each other Loan Document have been duly authorized, executed, and delivered by the Borrower and the applicable Loan Parties and constitute their legal, valid, and binding obligations enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity);

(b)    The representations and warranties set forth in Article V of the Credit Agreement and in the Collateral Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Twelfth Amendment Effective Date, after giving effect to this Amendment, as if made on and as of the Twelfth Amendment Effective Date, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c)    As of the date hereof, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to this Amendment and the transactions contemplated hereby; and

(d)    No Loan Party has any defense to payment, counterclaim or rights of set-off with respect to the Obligations on the date hereof, either immediately before or immediately after giving effect to this Amendment.

Section 5.     Effect of Amendment.

(a)    This Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein, and (ii) shall not prejudice any right or rights which the Administrative Agent, the Collateral Agent, or the Lenders may now or hereafter have under or in connection with the Credit Agreement, as amended hereby. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and such Credit Agreement shall be read and construed as one instrument.

(b)    Each of the undersigned Guarantors is executing this Amendment in order to evidence that it hereby consents to and accepts the terms and conditions of this Amendment and the transactions contemplated hereby, agrees to be bound by the terms and conditions hereof, and ratifies and confirms that each Guaranty and each of the other Loan Documents to which it is a party is, and shall remain, in full force and effect after giving effect to this Amendment. The Borrower and each of the other Loan Parties hereby confirms and agrees that all Liens and other security now or hereafter held by the Collateral Agent for the benefit of the Lenders as security for payment of the Obligations are the legal, valid, and binding obligations of the Borrower and the other Loan Parties, remain in full force and effect, are unimpaired by this Amendment, and are hereby ratified and confirmed as security for payment of the Obligations.

(c)    No failure or delay on the part of the Administrative Agent or the Lenders to exercise any right or remedy under the Credit Agreement, any other Loan Document or applicable law shall operate as a waiver thereof, nor shall any single partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Loan Documents and applicable law.

(d)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

Section 6.     Governing Law; Submission to Process. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 10.15(b) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

Section 7.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES”, AS DEFINED BELOW. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS THAT ANY PARTY HERETO AS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Section 8.     Miscellaneous. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9.     Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank. Signature Pages to Follow.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

MARTIN OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership

By: MARTIN OPERATING GP LLC,
its General Partner

By: MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By: MARTIN MIDSTREAM GP LLC,
its General Partner

By: /s/ Sharon L. Taylor
Name: Sharon L. Taylor
Title: Vice President and Chief Financial Officer

MARTIN MIDSTREAM PARTNERS L.P.,
a Delaware limited partnership, as a Guarantor

By: MARTIN MIDSTREAM GP LLC,
its General Partner

By: /s/ Sharon L. Taylor
Name: Sharon L. Taylor
Title: Vice President and Chief Financial Officer

MARTIN OPERATING GP LLC,
a Delaware limited liability company,
as a Guarantor

By: MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By: MARTIN MIDSTREAM GP LLC,
its General Partner

By: /s/ Sharon L. Taylor
Name: Sharon L. Taylor
Title: Vice President and Chief Financial Officer

MARTIN MIDSTREAM FINANCE CORP.,
a Delaware corporation, as a Guarantor

By: /s/ Sharon L. Taylor
Name: Sharon L. Taylor
Title: Vice President and Chief Financial Officer

TALEN’S MARINE & FUEL, LLC,
a Louisiana limited liability company,
as a Guarantor

By: /s/ Sharon L. Taylor
Name: Sharon L. Taylor
Title: Vice President and Chief Financial Officer

REDBIRD GAS STORAGE LLC,
a Delaware limited liability company,
as a Guarantor

By: /s/ Sharon L. Taylor
Name: Sharon L. Taylor
Title: Vice President and Chief Financial Officer

MARTIN TRANSPORT, INC.,
a Texas corporation, as a Guarantor

By: /s/ Sharon L. Taylor
Name: Sharon L. Taylor
Title: Vice President and Chief Financial Officer

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By: /s/ Helena Sadowski
Name: Helena Sadowski
Title: Manager, Agency

ROYAL BANK OF CANADA,
as a Lender and an L/C Issuer

By: /s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

WELLS FARGO BANK, N.A.,
as Syndication Agent, a Lender and an L/C Issuer

By: /s/ Blanca Montemayor
Name: Blanca Montemayor
Title: Vice President

ABN AMRO CAPITAL USA LLC, as a Lender

By: /s/ Brody Summerall
Name: Brody Summerall
Title: Vice President

By: /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

BBVA USA,
as a Lender

By: /s/ Mark H. Wolf
Name: Mark H. Wolf
Title: Senior Vice President

CADENCE BANK, N.A.,
as a Lender

By: /s/ David Anderson
Name: David Anderson
Title: Senior Vice President

COMERICA BANK,
as a Lender

By: /s/ Cynthia B. Jones
Name: Cynthia B. Jones
Title: Vice President

NATIXIS, NEW YORK BRANCH
as a Lender and an L/C Issuer

By: /s/ Jonathan Cohen
Name: Jonathan Cohen
Title: Executive Director

By: /s/ Alejandro Campos
Name: Alejandro Campos
Title: Director

TRUIST BANK,
as a Lender

By: /s/ Jade Silver
Name: Jade Silver
Title: Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Monica Pantea
Name: Monica Pantea
Title: Vice President

BNP PARIBAS,

as a Lender

By: /s/ Delphine Gaudiot
Name: Delphine Gaudiot
Title: Director

By: /s/ Zachary Kaiser
Name: Zachary Kaiser
Title: Vice President

WOODFOREST NATIONAL BANK,
as a Lender

By: /s/ Rachel Broussard
Name: Rachel Broussard
Title: Senior Vice President

ANNEX I
SCHEDULE 2.01

COMMITTED SUMS

Lender	Committed Sum	Pro Rata Share
Royal Bank of Canada	26,125,000.00	9.5000000%
Wells Fargo Bank, N.A.	26,125,000.00	9.5000000%
ABN AMRO Capital USA LLC	26,125,000.00	9.5000000%
Bank of America, N.A.	26,125,000.00	9.5000000%
Capital One, National Association	26,125,000.00	9.5000000%
BBVA USA	26,125,000.00	9.5000000%
Natixis, New York Branch	26,125,000.00	9.5000000%
BNP Paribas	23,375,000.00	8.5000000%
Comerica Bank	23,375,000.00	8.5000000%
Cadence Bank, N.A.	17,187,500.00	6.2500000%
Truist Bank	14,437,500.00	5.2500000%
Woodforest National Bank	13,750,000.00	5.0000000%
Total:	275,000,000.00	100.0000000%